Graphic Packaging Holding Company Reports Third Quarter 2026 Financial Results

•Net Sales of $2,192 million were slightly higher year-over-year, with volumes up 1%.
•Net Income of $22 million; Adjusted EBITDA of $289 million, with Adjusted EBITDA margin expanding sequentially for the second consecutive quarter.
•Year-to-date September 2026 Net Cash Provided by Operating Activities of $295 million; Adjusted Cash Flow of $314 million increased $646 million from the first nine months of 2025 with significant contribution in Q3, enabling debt reduction from year-end 2025.
•Full-year 2026 expectations for Net Sales, Adjusted EBITDA and Adjusted EPS of approximately $8.6 billion, $1.05 billion, and $0.65, respectively. Reaffirming full-year 2026 Adjusted Cash Flow of $600 to $700 million, an increase from $169 million in 2025.

ATLANTA, November 3, 2026 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company"), a global leader in sustainable consumer packaging, today reported third quarter 2026 results.

Net Sales in third quarter 2026 were $2,192 million, versus $2,190 million in third quarter 2025. Net Income was $22 million, or $0.07 per diluted share, versus Net Income of $142 million, or $0.48 per diluted share in third quarter 2025. Third quarter 2026 and 2025 Net Income were impacted by net charges from non-recurring and special items and amortization of purchased intangibles of $45 million and $30 million, respectively. Excluding non-recurring and special items and amortization of purchased intangibles, Adjusted Net Income for the third quarter of 2026 was $67 million, or $0.23 per diluted share, and $172 million, or $0.58 per diluted share in third quarter 2025.

President and CEO Robbert Rietbroek commented, “In the third quarter, we demonstrated progress on our near-term strategic priorities. We drove year-over-year revenue and volume growth and for the second consecutive quarter, expanded Adjusted EBITDA margin sequentially. Our strong relative performance despite elevated inflation reflects the resilience of our business and the benefits of our structural cost reduction and productivity initiatives. Importantly, these actions have created positive operating leverage and better position us to capture benefits from our commercial excellence initiatives and price improvements in the fourth quarter and into 2027. Our decisive actions to enhance and optimize the business this year support continued margin improvement, strong cash flow generation, and a return to EBITDA growth next year."

“Since the beginning of the year, we have strengthened our leadership team, sharpened our focus on commercial and operational excellence and delivered structural cost reductions and productivity improvements. I am proud of what our team has accomplished in a short period of time and the alignment we are creating between our strategy, investments and the most attractive market opportunities. We remain focused on delivering profitable growth, generating sustained cash flow and creating long-term value for shareholders.”

Financial and Operating Results

Net Sales

Third quarter 2026 Net Sales increased to $2,192 million, versus $2,190 million in the same quarter last year. The $2 million increase in Net Sales was driven by a 1% increase, or $19 million, in volume/mix, partially offset by a 1% decrease, or $15 million, of price and $2 million of unfavorable foreign exchange/other impact. Innovation Sales Growth in the second quarter was $42 million.

EBITDA

Third quarter 2026 EBITDA decreased 30% to $254 million from $361 million in the same quarter last year. Excluding the impact of business combinations and other non-recurring and special items, Adjusted EBITDA was $289 million versus $383 million in the same quarter last year. The $94 million decline in Adjusted EBITDA was driven by $83 million of increased commodity input and operating cost inflation, $15 million of unfavorable price impact, $3 million of lower volume/mix, partially offset by positive $2 million of Net Performance and $5 million of favorable foreign exchange. Third quarter Adjusted EBITDA Margin was 13.2% in 2026, down from 17.5% in the third quarter of 2025.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) was $5,520 million in third quarter 2026 compared to $5,592 million in fourth quarter 2025 and $5,688 million in second quarter 2026. Net Debt (Total Debt less Cash and Cash Equivalents) was $5,183 million in third quarter 2026, a decline of $148 million and $300 million, as compared to $5,331 million in fourth quarter 2025 and $5,483 million in second quarter 2026. The Company's third quarter 2026 Net Leverage Ratio was 4.8x compared to 3.8x in fourth quarter 2025.

Capital expenditures in third quarter 2026 were $64 million, versus $267 million in the same quarter last year.

The Company returned approximately $98 million to stockholders during the first nine months of 2026 through regular dividends.

2026 Annual Guidance

The Company expects 2026 Net Sales, Adjusted EBITDA, and Adjusted EPS of approximately $8.6 billion, $1.05 billion, and $0.65, respectively.

The Company continues to expect 2026 Adjusted Cash Flow in the range of $600 million to $700 million, and 2026 capital spending below $450 million.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (November 3, 2026) to discuss the results of third quarter 2026. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 657910

Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to benefits resulting from structural cost reduction and productivity initiatives in 2026, 2026 Net Sales, Adjusted EBITDA and Adjusted Earnings per Diluted Share, full-year Adjusted Cash Flow and capital spending guidance, and pricing improvement in the fourth quarter of 2026 and into 2027 constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the Securities and Exchange Commission.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

Graphic Packaging Holding Company
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2026	2025	2026	2025
Net Sales	$2,192	$2,190	$6,536	$6,514
Cost of Sales	1,885	1,756	5,631	5,215
Selling, General and Administrative	162	163	544	563
Other Expense, Net	16	15	41	41
Business Combinations, Exit Activities and Other Special Items, Net	28	22	105	47
Income from Operations	101	234	215	648
Nonoperating Pension and Postretirement Benefit Expense	—	—	(1)	(1)
Interest Expense, Net	(69)	(53)	(201)	(157)
Income before Income Taxes and Equity Income of Unconsolidated Entity	32	181	13	490
Income Tax Expense	(11)	(40)	(11)	(118)
Income before Equity Income of Unconsolidated Entity	21	141	2	372
Equity Income of Unconsolidated Entity	1	1	1	1
Net Income	$22	$142	$3	$373

Net Income Per Share - Basic	$0.07	$0.48	$0.01	$1.24
Net Income Per Share - Diluted	$0.07	$0.48	$0.01	$1.24

Weighted Average Number of Shares Outstanding - Basic	296.7	297.1	296.7	300.2
Weighted Average Number of Shares Outstanding - Diluted	297.0	297.6	297.0	300.8

Graphic Packaging Holding Company
Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except share and per share amounts	September 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	$337	$261
Receivables, Net	794	760
Inventories, Net	1,693	1,766
Assets Held for Sale	6	10
Other Current Assets	156	126
Total Current Assets	2,986	2,923
Property, Plant and Equipment, Net	5,437	5,669
Goodwill	2,039	2,065
Intangible Assets, Net	606	670
Other Assets	406	448
Total Assets	$11,474	$11,775

Liabilities
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$854	$549
Accounts Payable	976	1,027
Other Accrued Liabilities	676	668
Total Current Liabilities	2,506	2,244
Long-Term Debt	4,645	5,022
Deferred Income Tax Liabilities	680	688
Other Noncurrent Liabilities	436	484

Shareholders' Equity
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 296,078,002 and 295,128,049 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	3	3
Capital in Excess of Par Value	1,998	1,981
Retained Earnings	1,519	1,614
Accumulated Other Comprehensive Loss	(314)	(262)
Total Graphic Packaging Holding Company Shareholders' Equity	3,206	3,336
Noncontrolling Interest	1	1
Total Equity	3,207	3,337
Total Liabilities and Shareholders' Equity	$11,474	$11,775

Graphic Packaging Holding Company
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2026	2025
Cash Flows from Operating Activities:
Net Income	$3	$373
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	436	387
Amortization of Deferred Debt Issuance Costs	5	4
Deferred Income Taxes	(8)	91
Amount of Postretirement Expense Less Than Funding	(3)	(5)
Share-Based Compensation Expense, Net	22	—
Asset Impairment Charges	69	—
Other, Net	2	(10)
Changes in Operating Assets and Liabilities	(231)	(520)
Net Cash Provided by Operating Activities	295	320
Cash Flows from Investing Activities:
Capital Spending	(287)	(808)
Acquisition of Businesses	—	(29)
Proceeds from the Sale of Business and Properties, Net of Cash and Cash Equivalents Sold	8	15
Beneficial Interest on Sold Receivables	445	170
Beneficial Interest Obtained in Exchange for Proceeds	(218)	(79)
Other, Net	4	(5)
Net Cash Used in Investing Activities	(48)	(736)
Cash Flows from Financing Activities:
Repurchase of Common Stock	—	(150)
Retirement of Long-Term Debt	(400)	—
Payments on Debt	(14)	(9)
Proceeds from Issuance of Debt	662	99
Borrowings under Revolving Credit Facilities	2,460	2,824
Payments on Revolving Credit Facilities	(2,752)	(2,261)
Repurchase of Common Stock related to Share-Based Payments	(5)	(34)
Debt Issuance Costs	(6)	(1)
Dividends Paid	(98)	(96)
Other, Net	(15)	(6)
Net Cash (Used in) Provided by Financing Activities	(168)	366
Increase (Decrease) in Cash and Cash Equivalents	79	(50)
Effect of Exchange Rate Changes on Cash	(3)	13
Net Increase (Decrease) in Cash and Cash Equivalents	76	(37)
Cash and Cash Equivalents at Beginning of Period	261	157
Cash and Cash Equivalents at End of Period	$337	$120

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, certain extended mill outages, sales of assets, non-recurring and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP. The Company's guidance for 2026 Net Sales, Adjusted EBITDA, Adjusted Earnings per Share, and Adjusted Cash Flow are non-GAAP financial measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures (Net Income, Net Income per Share, and Net Cash Provided by Operating Activities, respectively) because the information necessary to prepare such a reconciliation is not available without unreasonable efforts.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2026	2025	2026	2025
Net Income	$22	$142	$3	$373
Add (Subtract):
Income Tax Expense	11	40	11	118
Equity Income of Unconsolidated Entity	(1)	(1)	(1)	(1)
Interest Expense, Net	69	53	201	157
Depreciation and Amortization	153	127	439	390
EBITDA	254	361	653	1,037
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	28	22	105	47
Other Non-Recurring Items(b)	7	—	10	—
Adjusted EBITDA	$289	$383	$768	$1,084

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	13.2%	17.5%	11.8%	16.6%

Net Income	$22	$142	$3	$373
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	28	22	105	47
Other Non-Recurring Items(b)	7	—	10	—
Accelerated Depreciation Related to Exit Activities	9	1	9	9
Amortization Related to Purchased Intangible Assets	16	16	47	50
Tax Impact of Adjustments	(15)	(9)	(38)	(25)
Adjusted Net Income	$67	$172	$136	$454

Adjusted Earnings Per Share - Basic	$0.23	$0.58	$0.46	$1.51
Adjusted Earnings Per Share - Diluted	$0.23	$0.58	$0.46	$1.51

(a) Represents items management believes are not indicative of ongoing operating performance. For more information, see Note 1. Business Combinations, Exit Activities and Other Special Items, Net of the Notes to Condensed Consolidated Financial Statements of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2026.
(b) Represents certain legal costs related to securities class action and derivative action lawsuits and certain consulting costs related to structural transformation, offset by non-cash gain on lease termination. Management believes these items are not indicative of ongoing business performance.

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	September 30, 2026	September 30, 2025	December 31, 2025
Net Income	$74	$511	$444
Add (Subtract):
Income Tax Expense	32	165	139
Equity Income of Unconsolidated Entity	1	(1)	(1)
Interest Expense, Net	264	210	220
Depreciation and Amortization	589	528	540
EBITDA	$960	$1,413	$1,342
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	99	75	41
Other Non-Recurring Items(b)	22	—	12
Adjusted EBITDA	$1,081	$1,488	$1,395

Calculation of Net Debt:	September 30, 2026	September 30, 2025	December 31, 2025
Short-Term Debt and Current Portion of Long-Term Debt	$854	$446	$549
Long-Term Debt(c)	4,666	5,495	5,043
Less:
Cash and Cash Equivalents	(337)	(120)	(261)
Net Debt	$5,183	$5,821	$5,331

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	4.8	3.9	3.8
(a) Represents items management believes are not indicative of ongoing operating performance. For more information, see Note 1. Business Combinations, Exit Activities and Other Special Items, Net of the Notes to Condensed Consolidated Financial Statements of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2026 and the Company's Annual Report on Form 10-K for the year ended December 31, 2025.
(b) Represents certain legal costs related to securities class action and derivative action lawsuits, expenses related to departure of prior Chief Executive Officer, certain consulting costs related to structural transformation, and one-time charges for software licenses related to reduction in usage tied to cost optimization initiatives and write-offs of implementation costs related to software that is no longer in use, offset by non-cash gain on lease termination. Management believes these items are not indicative of ongoing business performance.
(c) Excludes unamortized deferred debt issue costs.

	Nine Months Ended September 30,
In millions	2026	2025
Net Cash Provided by Operating Activities	$295	$320
Net Cash Receipts from Receivables Sold included in Investing Activities	227	91
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net and Other Non-Recurring Items	79	65
Adjusted Net Cash Provided by Operating Activities	$601	$476
Capital Spending	(287)	(808)
Adjusted Cash Flow	$314	$(332)